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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated July 19, 1996 in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-32379) and related Prospectus of Silicon Graphics, Inc. for the Offer to Exchange 5 1/4% Senior Convertible Notes Due 2004 for its Zero Coupon Convertible Subordinated Debentures Due 2013.

                                                          /s/ Ernst & Young LLP

Palo Alto, California

August 6, 1997